                             ADVANCE PARADIGM, INC.
                              AMENDED AND RESTATED
                           INCENTIVE STOCK OPTION PLAN


     1. PURPOSE. The purpose of this Amended and Restated Incentive Stock Option Plan (the "Plan") is to provide a means by which certain employees of Advance ParadigM, Inc. (the "Company") and its Affiliates (as defined below) may be given an opportunity to purchase common stock of the Company ("Common Stock") and to qualify such options as "incentive stock options" as such term is defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"). The Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain employees, by enabling the Company (and its Affiliates) to secure and retain the services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company (and its Affiliates). For purposes of this Plan, Affiliate shall mean any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f) respectively of the Code. Affiliation shall refer to a group of Affiliates.

     2. STOCK SUBJECT TO OPTION. Subject to adjustment as provided in Section 4(g) hereof, options may be granted by the Company from time to time to purchase up to an aggregate of 1,859,000 shares of the Company's authorized but unissued Common Stock; provided, however, that the number of shares that may be granted to any employee under the Plan shall be reasonable in relation to the purpose of the Plan. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoptioned under the Plan. The Company shall not be required upon the exercise of any option, to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation as the Company shall determine to be necessary or desirable.

     3. PARTICIPANTS. All employees of the Company and its Affiliates may be granted options under the Plan. A director who is not otherwise employed by the Company (or an Affiliate) may not be granted an option. A person who holds an option granted hereunder that has not expired is referred to as an optionee.

     4. TERMS AND CONDITIONS OF OPTIONS. The Committee (as that term is defined in Section 5) may grant options from time to time pursuant to the Plan. Such options shall be evidenced by written agreements substantially in the form of the Stock Option Agreement, which is attached hereto as Appendix A, and shall not be inconsistent with this Plan. Shares of stock that may be purchased under an option granted pursuant to this Plan shall sometimes hereinafter be referred to as "Option Shares." Nothing in this Plan or an option granted hereunder shall govern the employment rights and duties between the optionee and the Company or Affiliate. Neither this Plan, nor any grant or exercise pursuant hereto, shall constitute an employment agreement among such parties.

          (a) OPTION PRICE. The option price for each Option Share shall not be less than the the fair market value of a share of the Common Stock on the date the option is granted; provided, however, the foregoing notwithstanding, the option price for options granted to any employee owning stock (using the attribution of stock ownership rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates on the date such option is granted (a "10% Shareholder"), shall be at least 110% of the fair market value of the Common Stock on the date the option is granted. The Committee shall, in good faith, determine the fair market value of the Common Stock on the date the option is granted, and the fair market value may be more or less than the book value of the Common Stock.

          (b) TERM OF OPTION. Any other provision of this Plan notwithstanding, unless otherwise provided in an optionee's Stock Option Agreement, each option granted under this Plan shall expire not more than ten years from the date the option is granted, except that under the circumstances described in Section 4(i), options may expire and terminate at an earlier date.

          (c) EXERCISE OF OPTION. Unless otherwise provided in an optionee's Stock Option Agreement, each option shall be exercisable as to 20% of the total shares covered by such option as of the first anniversary of the date of grant, and the right to exercise with respect to an additional 20% of the total shares shall accrue on each of the next four anniversaries of the date of grant and shall be cumulative. The date of grant shall be the date set forth in any option as the Date of Grant. Further, where an optionee's employment by the Company and its Affiliates is terminated for any reason, no option shall give an optionee (or his successor) a right to acquire any greater number of shares than he had rights to acquire on the date of his termination. The Committee may accelerate the time at which an option may be exercised.

          (d)  MANNER OF EXERCISE.

               (1) Shares of Common Stock purchased upon exercise of options shall at the time of purchase be paid for in full. To the extent that the right to purchase Option Shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of Option Shares with respect to which the option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares which may be paid in cash, by check or in shares of Common Stock having a fair market value (as determined by the Committee in good faith) on the date of surrender equal to the aggregate exercise price of the Option Shares as to which the Option is exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Option Shares as is permitted under Delaware General Corporation Law.

               (2) At the time of delivery, the Company shall, without stock transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such Option Shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Option Shares are not registered under the Securities Act of 1933 (the "Act"), then the Company at the time of exercise will require in addition that the registered owner deliver investment representations in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Option Shares restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Act the Option Shares.

               (3) The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the settlement date of the applicable award.

          (e) NON-ASSIGNABILITY OF OPTION RIGHTS. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee.

          (f) TERMINATION OF EMPLOYMENT. In the event that optionee's employment by the Company and its Affiliates shall terminate for any reason, the options granted to optionee pursuant to this Plan shall terminate on the three-month anniversary of such termination. Should the optionee elect to exercise an option granted hereunder during the three-month period beginning on the date of termination, the Company shall have the right to purchase and, upon written notice from the Company of its intention to exercise such right, the optionee shall sell to the Company, all Option Shares acquired during such three-month period. If the Company elects to purchase any or all of such shares, the Company shall provide written notice thereof and shall pay to the optionee the fair market value of such shares as determined in good faith by the Board of Directors as of the date of the termination of optionee's employment. The Company shall not have the right to purchase any shares under this Section 4(f) if the Common Stock has been registered under the Act and has been listed or admitted to trading on one or more national securities exchanges or is quoted by the NASD Automated Quotation System.

          (g) ADJUSTMENT OF OPTIONS ON RECAPITALIZATION. The aggregate number of shares of Common Stock for which options may be granted to persons participating under the Plan, the number of shares covered by each outstanding option, and the exercise price per share for each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the date of grant of the option, or other increase in such shares effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated, and provided further, that any such adjustment shall be made in a manner so as not to constitute a modification as defined in Section 424(h)(3) of the Code.

          (h)  ADJUSTMENT OF OPTIONS UPON REORGANIZATION.

               (1) With respect to options to acquire stock of an Affiliate of optionee's then present employer, if optionee's then present employer ceases to be affiliated with the other member(s) of the Affiliation, then the option shall expire and terminate thirty (30) days after the date on which optionee's employer ceases to be an Affiliate. Notwithstanding the foregoing, the provisions of this Section 4(h) shall be subject to Section 4(b) and shall be subject to Section 4(i) if the optionee receives notice under Section 4(i) at a time earlier than the notice provided for herein.

               (2) Excluding for purposes of this Section 4(h)(2) any transactions between the Company and any Affiliate of the Company, in the event of (i) a sale of substantially all of the Common Stock, (ii) a sale of substantially all of the assets of the Company, or (iii) a merger in which the Company is not to be the surviving corporation (each a "Vesting Transaction"), the options of an optionee granted hereunder may, in the sole discretion of the Board of Directors, automatically vest immediately prior to the closing of a Vesting Transaction and, to the extent such Vesting Transaction does not occur, the vesting shall be deemed rescinded and optionee shall again only be entitled to exercise the options in accordance the terms of the optionee's Stock Option Agreement. The Company shall give each optionee holding vested options or entitled to accelerated vesting written notice of any Vesting Transaction at least fifteen (15) days prior to the closing of any such transaction, and each such optionee shall notify the Company of its intent to exercise any or all of its options immediately prior to the closing of such Vesting Transaction; provided, however, that any options not exercised prior to the closing of such Vesting Transaction shall expire on the closing of such Vesting Transaction. The foregoing notwithstanding, the provisions of this Section 4(h)(2) shall be subject to Sections 4(b) and 4(d).

          (i) DISSOLUTION OF ISSUER OF OPTION STOCK. In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. The foregoing notwithstanding, the provisions of this Section 4(i) shall be subject to Section 4(b) and shall be subject to Section 4(h) if the optionee receives notice under Section 4(h) at a time earlier than the notice provided for herein.

          (j) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares of Common Stock of the Company held under option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(g), no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

          (k) ADJUSTMENT OF OPTIONS ON RECAPITALIZATION. The aggregate number of shares of Common Stock for which options may be granted to persons participating under the Plan, the number of shares covered by each outstanding option, and the exercise price per share for each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the date of grant of the option, or other increase in such shares effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated, and provided further, that any such adjustment shall be made in a manner so as not to constitute a modification as defined in Section 424(h)(3) of the Code.

          (l)  ADJUSTMENT OF OPTIONS UPON REORGANIZATION.

               (1) With respect to options to acquire stock of an Affiliate of optionee's then present employer, if optionee's then present employer ceases to be affiliated with the other member(s) of the Affiliation, then the option shall expire and terminate thirty (30) days after the date on which optionee's employer ceases to be an Affiliate. Notwithstanding the foregoing, the provisions of this Section 4(h) shall be subject to Section 4(b) and shall be subject to Section 4(i) if the optionee receives notice under Section 4(i) at a time earlier than the notice provided for herein.

               (2) Excluding for purposes of this Section 4(h)(2) any transactions between the Company and any Affiliate of the Company, in the event of (i) a sale of substantially all of the Common Stock, (ii) a sale of substantially all of the assets of the Company, or (iii) a merger in which the Company is not to be the surviving corporation (each a "Vesting Transaction"), the options of an optionee granted hereunder may, in the sole discretion of the Board of Directors, automatically vest immediately prior to the closing of a Vesting Transaction and, to the extent such Vesting Transaction does not occur, the vesting shall be deemed rescinded and optionee shall again only be entitled to exercise the options in accordance the terms of the optionee's Stock Option Agreement.
          The Company shall give each optionee holding vested options or entitled to accelerated vesting written notice of any Vesting Transaction at least fifteen (15) days prior to the closing of any such transaction, and each such optionee shall notify the Company of its intent to exercise any or all of its options immediately prior to the closing of such Vesting Transaction; provided, however, that any options not exercised prior to the closing of such Vesting Transaction shall expire on the closing of such Vesting Transaction. The foregoing notwithstanding, the provisions of this Section 4(h)(2) shall be subject to Sections 4(b) and 4(d).

          (m) DISSOLUTION OF ISSUER OF OPTION STOCK. In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. The foregoing notwithstanding, the provisions of this Section 4(i) shall be subject to Section 4(b) and shall be subject to Section 4(h) if the optionee receives notice under Section 4(h) at a time earlier than the notice provided for herein.

          (n) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares of Common Stock of the Company held under option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(g), no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     5.   ADMINISTRATION.

          (a) The Plan shall be administered by a Compensation Committee (the "Committee") consisting of one or more directors to be appointed by the Board of Directors of the Company. The Board of Directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board of Directors, may make such rules and regulations for the conduct of its business as it shall deem advisable.
     All action of the

     Committee shall require the affirmative vote of 75% of its members. Any action may be taken by a written instrument signed by all of the members, and action so taken shall be fully as effective as if it had been taken by a vote of all of the members at a meeting duly called and held. The Board of Directors may act in lieu of the Committee and shall act in lieu of a Committee at any time such a Committee is not instituted.

          (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to grant options under the Plan, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

          (c) Subject to the provisions of Sections 3 and 4 hereof, the Committee may, from time to time, determine which employees of the Company or its Affiliates shall be granted options under the Plan, the number of Option Shares subject to each option, and the time or times at which options shall be granted, and the Company may grant such options under the Plan.

          (d) The Committee shall report to the Board of Directors the names of employees granted options, the number of Option Shares subject to, and the terms and conditions of each option.

          (e) No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any option.

     6.   EFFECTIVE DATE AND TERMINATION.

          (a)  The effective date of the Plan is August 1, 1993.

          (b) The Plan shall terminate on August 1, 2003; but the Board of Directors may terminate the Plan at any time prior to ten years from the effective date of the Plan. Termination of the Plan shall not alter or impair, without the consent of the optionee, any of the rights or obligations and any option theretofore granted under the Plan.

     7. AMENDMENTS. The Board of Directors of the Company may, from time to time, alter, amend, suspend, or discontinue the Plan, or alter or amend any and all option agreements granted thereunder, provided, however, that no such action of the Board of Directors, without the approval of the shareholders of Company, may alter the provisions of the Plan so as to:

          (a)  decrease the minimum option price;

          (b) extend the term of the Plan beyond ten years or the maximum term of the options granted beyond ten years;

          (c) alter any outstanding option agreement to the detriment of the optionee without his consent; or

          (d) decrease, directly or indirectly (by cancellation and substitution of options or otherwise), the option price applicable to any option granted under this Plan.

     The foregoing notwithstanding, (i) the Board of Directors may amend the Plan in any respect in order to qualify the options granted pursuant hereto as Incentive Stock Options as defined in Section 422 of the Code, and (ii) no amendment may be made to this Plan (or any option granted hereunder without the consent of the optionee) which could constitute a modification of any option outstanding under Section 424(h) of the Code or which would adversely affect an outstanding option's status as an incentive stock option under Section 422 of the Code.

     8. STATUS OF OPTIONS. Options granted pursuant to this Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, and the terms of this Plan and options granted hereunder shall be so construed, provided, however, that nothing in this Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the options granted pursuant to this Plan are, or will be, determined to be Incentive Stock Options, within the meaning of Section 422 of the Code.

     9. USE OF PROCEEDS. The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Company's general corporate purposes.

                                   APPENDIX A

                        INCENTIVE STOCK OPTION AGREEMENT


     Advance ParadigM, Inc. (the "Company"), in consideration of the value of the continuing services of [NAME] ("Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its 1993 Incentive Stock Option Plan (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set out, to purchase [____________ (___)] shares of common stock ("Common Stock") of the Company upon exercise of the option.

     1. EXERCISE PRICE. The exercise price of the option shall be [$______] per share, which price represents at least 100% of the fair market value of a share of the Common Stock at the Date of Grant (as hereinafter defined).

     2. TERM OF OPTION. This option is granted and dated as of [DATE OF GRANT] (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised, ten (10) years after the Date of Grant, or at such earlier time as may be specified in Section 4 of the Plan. Except as otherwise provided in this Option Agreement or in the Plan, this option is exercisable as to 20% of the total shares covered by such option as of the first anniversary of the Date of Grant, and the right to exercise with respect to an additional 20% of the total shares shall accrue on each of the next four anniversaries of the Date of Grant and shall be cumulative.

     3. MANNER OF EXERCISE. The Optionee (or other person entitled to exercise the option) shall purchase shares of Common Stock subject hereto in the manner and in accordance with the rules set forth in the Plan.

     4. TERMINATION OF EMPLOYMENT. As provided in the Plan, if Optionee's employment with the Company and its Affiliates (as defined in the Plan) is terminated for any reason, (i) any portion of the option not vested on the date of termination will be forfeited, and (ii) at any time within three months of the date of such termination, the Optionee shall have the right to exercise any or all of the options vested in such Optionee immediately prior to such termination; PROVIDED, however, that, if the Common Stock has not been registered in accordance with the Securities Act of 1933 and has not been listed or admitted to trading on one or more national securities exchanges or is not quoted by the NASD Automated Quotation System, any shares of Common Stock acquired upon exercise of the option following such termination, will be subject to purchase by the Company at the fair market value of such shares as determined in good faith by the Board of Directors.

     5. ADJUSTMENTS ON RECAPITALIZATION. The number of shares of Common Stock subject hereto and the option price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from such adjustments shall be eliminated.

     6. SUBJECT TO PLAN. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Compensation Committee of the Board of Directors of the Company to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend, or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations, or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Compensation Committee, and that such determinations, interpretations, or other actions are final, conclusive and biding upon all parties, including Optionee.

     IN WITNESS WHEREOF, this Option Agreement is executed as of the [DATE OF GRANT].

                                       ADVANCE PARADIGM, INC.



                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


     The undersigned Optionee hereby accepts the benefits of the foregoing Incentive Stock Option Agreement.



                                       ----------------------------------------
                                       [NAME], Optionee